Exhibit 11




                      Consent of Independent Accountants



To the Board of Directors of
Manning & Napier Insurance Fund, Inc.:

      We hereby consent to the following with respect to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 33-64667) under the Securities Act of 1933, as amended, of Manning & Napier Insurance Fund, Inc.:

      1. The incorporation by reference of our reports dated January 23, 1998 accompanying the financial statements and financial highlights of the Small Cap Portfolio, Equity Portfolio, Bond Portfolio, Moderate Growth Portfolio, Growth Portfolio, Maximum Horizon Portfolio (six series of Manning & Napier Insurance Fund, Inc.) as of December 31, 1997 into the Statement of Additional Information.

      2. The reference to our Firm under the heading Financial Highlights in the Prospectuses.

      3. The reference to our firm under the headings Financial Statements and Custodian and Independent Accountants in the Statement of Additional Information.


                                    /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 22, 1998